Exhibit 8.1

Osler, Hoskin & Harcourt LLP Box 50, 1 First Canadian Place Toronto, Ontario, Canada M5X 1B8 416.362.2111 MAIN 416.862.6666 FACSIMILE

Toronto Montréal Calgary Ottawa New York	The Bank of Nova Scotia 44 King St. West Scotia Plaza, 8th Floor Toronto, Ontario, Canada M5H 1H1

July 1, 2015

Re: The Bank of Nova Scotia – Senior Notes, Series A

Ladies and Gentlemen:

We have acted as Canadian tax counsel to The Bank of Nova Scotia, a bank organized under the laws of Canada (the “Bank”), in connection with the issuance of $8,632,280.00 aggregate principal amount of Accelerated Return Notes Linked to the S&P 500 due June 30, 2017, as described in the Bank’s Term Sheet dated June 25, 2015 (the “ARN Term Sheet”) to the Product Prospectus Supplement No. EQUITY INDICES ARN-1 dated June 2, 2015 (the “Product Prospectus Supplement”), the Prospectus Supplement dated December 1, 2014 (the “Prospectus Supplement”) and the Prospectus dated December 1, 2014 (the “Prospectus”) contained in the Registration Statement on Form F-3, File No. 333-200089 (the “Registration Statement”). We hereby confirm our opinion as set forth under the heading “Summary of Canadian Federal Income Tax Consequences” in the ARN Term Sheet and “Supplemental Discussion of Canadian Federal Income Tax Consequences” in the Product Prospectus Supplement.

We hereby consent to any reference to us as Canadian tax counsel to the Bank under the heading “Summary of Canadian Federal Income Tax Consequences” in the ARN Term Sheet and “Supplemental Discussion of Canadian Federal Income Tax Consequences” in the Product Prospectus Supplement and to the filing of this opinion as an exhibit to a report on Form 6-K to be filed by the Bank to the U.S. Securities and Exchange Commission on the date hereof and incorporated by reference into the Registration Statement.

In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP